UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2022

EDOC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39689	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7612 Main Street Fishers

Suite 200

Victor, NY 14564

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (585) 678-1198

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $.0001 par value per share	ADOC	The Nasdaq Stock Market LLC
Rights, exchangeable into one-tenth of one Class A Ordinary Share	ADOCR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-half of one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	ADOCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 3, 2022, Christine Zhao resigned as Chief Financial Officer and director of Edoc Acquisition Corp. (the “Company”). Her resignation was not the result of a disagreement with the Company, the Company’s management or the Board of Directors of the Company (the “Board”) on any matter relating to the Company’s operations, policies or practices.

Effective October 3, 2022, Jiuji Yan resigned as a director of the Company. His resignation was not the result of a disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies or practices. Mr. Yan was a member of the audit and compensation committees of the Board of the Company prior to his resignation.

Effective October 3, 2022, Bob Ai, a director of the Company, was appointed as Chief Financial Officer of the Company. Effective October 3, 2022, Mr. Ai resigned from all positions with the Company’s audit committee and compensation committee. Mr. Ai will remain as a director of the Company. There is no arrangement or understanding between Mr. Ai and any other person pursuant to which he was named Chief Financial Officer of the Company.

Mr. Ai has served as a director of the Company since November 2020. Mr. Ai has served as a managing partner of Goby Global LLC, which provides financial communications, cross-border licensing, and other strategic advisory services since January 2022. From September 2016 to December 2021, Mr. Ai served as managing director of Solebury Trout, a strategic communications firm. Prior to this, Mr. Ai served as a Managing Director and a Senior Biotech Analyst of WallachBeth Capital, a boutique broker-dealer. From February 2011 to June 2012, he served as Chief Financial Officer of Aoxing Pharmaceutical, an NYSE-listed Chinese specialty pharmaceutical company at the time. He also served as a Principal of Merlin Nexus, a crossover life science private equity firm, from March 2007 to January 2011, and served as a Senior Equity Analyst of Bennett Lawrence and Merlin Biomed Group, both asset management firms. He has published eight articles in peer-reviewed scientific journals and also won the prestigious Ray Wu scholarship for outstanding Chinese student to study abroad. Bob holds Series 7, 63, 79, 86, and 87 securities licenses and is affiliated with Solebury Capital, a registered broker-dealer. Mr. Ai received his Ph.D. and MBA degrees from Penn State University in in 1992 and 2001, respectively, and did postdoctoral training at the University of Pennsylvania.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2022

EDOC ACQUISITION CORP.

By:	/s/ Kevin Chen
Name: Kevin Chen
Title: Chief Executive Officer